UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)      June 8, 2007

KELLWOOD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-07340	36-2472410

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Kellwood Parkway, St. Louis, Missouri	63017

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code      (314) 576-3100

Not Applicable

(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On June 8, 2007, Kellwood Company issued a press release setting forth its earnings for the first quarter ended May 5, 2007. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective June 7, 2007, Robert J. Baer retired as a director of the Company. Mr. Baer has been a member of the Board since 2004 and was a member of the Company’s Corporate Governance Committee and Compensation Committee. A copy of the press release is furnished herewith as Exhibit 99.2 and incorporated herein by reference.

Effective June 7, 2007, Gregory W. Kleffner's title will change from Senior Vice President Finance to Chief Financial Officer. Mr. Kleffner’s salary will be increased from $310,000 to $350,000 with an effective date of June 1, 2007.

In addition, effective June 7, 2007, W. Lee Capps III's title changed from Chief Operating Officer, Chief Financial Officer and Treasurer to Chief Operating Officer. A copy of the press release is furnished herewith as Exhibit 99.3 and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits
	Exhibit Number	Description
	99.1	Earnings Press Release issued June 8, 2007.
	99.2	Robert J. Baer Press Release issued on June 8, 2007.
	99.3	Press Release regarding officers issued on June 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLWOOD COMPANY

(Registrant)

DATE June 8, 2007	BY	/s/ Thomas H. Pollihan

Thomas H. Pollihan
Executive Vice President, Secretary
and General Counsel